Exhibit 99.1

Contact:	Gary Thompson – Media Harrah’s Entertainment, Inc. (702) 407-6529	Jonathan Halkyard – Investors Harrah’s Entertainment, Inc. (702) 407-6080

Harrah’s Entertainment Announces Oversubscription of Private Exchange Offers

Also Announces Extension of Early Tender Date for Outstanding Debt Securities Maturing

Between 2010 and 2013, Reduction of Priority 2 Cap and Extension of Expiration Date

for Private Exchange Offers

LAS VEGAS – December 1, 2008

Harrah’s Entertainment, Inc. (“Harrah’s”) announced today that its direct wholly-owned subsidiary, Harrah’s Operating Company, Inc. (“HOC”), is extending to 5:00 p.m., New York City time, on December 5, 2008, the Early Tender Date (as defined in HOC’s confidential offering memorandum, dated November 14, 2008, the “Offering Memorandum”) for all Old Notes (as defined below) maturing between 2010 and 2013 (“Priority 1 Notes”), in its private exchange offers (the “Exchange Offers”) to exchange certain of its outstanding debt securities (collectively, the “Old Notes”) for up to $2.1 billion aggregate principal amount of (i) new 10.00% Second-Priority Senior Secured Notes due 2015 (“New 2015 Second Lien Notes”), for Old Notes maturing between 2010 and 2013, and (ii) new 10.00% Second-Priority Senior Secured Notes due 2018, for Old Notes maturing between 2015 and 2018.

In addition, Harrah’s also announced today that HOC is reducing the Acceptance Priority 2 Cap (as defined in the Offering Memorandum) from $875 million to $500 million and is extending to 5:00 p.m., New York City time, on December 19, 2008, the Expiration Date (as defined in the Offering Memorandum) for the Exchange Offers. HOC is also extending to 5:00 p.m., New York City time, on December 3, 2008, the Withdrawal Deadline (as defined in the Offering Memorandum) for all Old Notes maturing between 2015 and 2018 (i.e., Old Notes having an acceptance priority level of 2, 3 and 4). The Withdrawal Deadline for Priority 1 Notes, however, remains 5:00 p.m., New York City time, on November 28, 2008 and has passed, and therefore, Priority 1 Notes that are validly tendered through the new Expiration Date of the Exchange Offers may not be withdrawn except under the circumstances described in the Offering Memorandum. All of the other terms and conditions of the Exchange Offers remain unchanged.

HOC is pleased that the Exchange Offers are currently oversubscribed. As of 5:00 p.m., New York City time, November 28, 2008 (the “Original Early Tender Date”), approximately $4 billion principal amount, or 36% of the outstanding principal amount, of Old Notes had been validly tendered and not withdrawn in the Exchange Offers. In addition, as of the Original Early Tender Date, approximately $286 million principal amount, or 19% of the outstanding principal amount, of Old Notes maturing in 2010 and 2011 have participated in the Exchange Offers and elected to receive cash in lieu of New 2015 Second Lien Notes that they would otherwise receive in the Exchange Offers pursuant to the “Modified Dutch Auction” process (the “Auction Process”) described more fully in the Offering Memorandum. Subject to the terms and conditions described in the Offering Memorandum, and based on the aggregate principal amount of Old Notes maturing in 2010 and 2011 validly tendered (and not withdrawn) as of the Original Early Tender Date, all holders that elected to receive cash in lieu of New 2015 Second Lien Notes will receive cash in full and will not be subject to proration. HOC estimates that it would pay approximately $209 million in cash to holders of these Old Notes. In addition, HOC is also pleased to confirm that the Maximum Auction Amount (as defined in the Offering Memorandum) remains $325 million.

The Exchange Offers are not conditioned on a minimum principal amount of Old Notes being tendered or the issuance of a minimum principal amount of New Second Lien Notes (as defined in the Offering Memorandum). However, the Exchange Offer for each issue of Old Notes is subject to certain other terms and conditions, which terms and conditions may be different from the terms and conditions applicable to the other issues of Old Notes, as more fully described in the Offering Memorandum. In addition, HOC has the right to terminate or withdraw any of the Exchange Offers at any time and for any reason, including if any of the conditions described in the Offering Memorandum are not satisfied.

The Exchange Offers are being made only to qualified institutional buyers and to certain non-U.S. investors located outside the United States. The Exchange Offers are made only by, and pursuant to, the terms set forth in the offering memorandum, and the information in this press release is qualified by reference to the offering memorandum and the accompanying letter of transmittal. Subject to applicable law, HOC may amend, extend or terminate the Exchange Offers.

Documents relating to the Exchange Offers will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter should contact Global Bondholder Service Corporation, the information agent for the Exchange Offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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